UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2020

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 GLEN STREET
GLENS FALLS, NY		12801
(Address of principal executive offices)		Zip Code

(518) 745-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.

Annual Meeting Update

On April 23, 2020, Arrow Financial Corporation (the “Company”) issued a press release announcing that, due to the public health and safety concerns related to the novel coronavirus (COVID-19), the Company has canceled the in-person portion of its 2020 annual meeting of shareholders (the “Annual Meeting”). The Company will instead host the Annual Meeting solely by remote communication virtually via the Internet or by phone. Shareholders will not be able to attend the Annual Meeting in person.

The previously announced date of the meeting has not changed although the time of the meeting has changed, as noted below:

Meeting Date: Wednesday, May 6, 2020
Meeting Time: 4:00 p.m. (Eastern Daylight Time)

A copy of this press release is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

Exhibits:

Exhibit No.     Description
Exhibit 99    Arrow Financial Corporation Press Release dated April 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Date: April 23, 2020	/s/ Edward J. Campanella
Edward J. Campanella, Senior Vice President, Treasurer and Chief Financial Officer